                                                                     Exhibit 14






                          Independent Auditors' Consent

To the Shareholders and Board of Trustees of Smith Barney Investment Series:

We consent to the incorporation by reference, of our report dated December 7, 2000 with respect to Select Small Cap Portfolio of Smith Barney Investment Series, and to the reference to our firm under the heading "Other Service Providers" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14.

                                                                       KPMG LLP


New York, New York
March 22, 2001

                                                                      EXHIBIT 14
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 2, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to Shareholders of CitiFunds Small Cap Growth VIP (a portfolio of Variable Annuity Portfolios, hereafter referred to as the "Portfolio") which financial statements and financial highlights are also incorporated by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement. We further consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the Portfolio dated May 1, 2000, of our report dated February 17, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of the Portfolio, which Prospectus and Statement of Additional Information are also included in and incorporated by reference in the Registration Statement. We also consent to the references to us under the heading "Other Service Providers" in the Registration Statement and under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information dated May 1, 2000.


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2001